UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2011

FIRST FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-17122	57-0866076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2440 Mall Drive, Charleston, South Carolina  29406
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (843) 529-5933

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

First Financial Holdings, Inc. (the “Company”) has withdrawn its application to participate in the Small Business Lending Fund as a result of being recently notified by the Treasury Department that the Company’s application would not be approved. The Company was not informed of any specific reason that its application would not be approved.

Regarding this development, R. Wayne Hall, the Company’s President and Chief Executive Office stated, “While we are, of course, disappointed that the Treasury Department  determined not to approve our application to receive funds under the SBLF program, various industry publications have recently reported that Treasury has apparently denied funding for 40% of the SBLF applicants and plans to distribute only $4.3 billion of the $30 billion allocated by Congress to the program.   Despite this outcome, the Company and First Federal Savings & Loan Association of Charleston remain “well capitalized” by all applicable regulatory standards.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.
(Registrant)

Date: September 9, 2011	By:	/s/ Robert L. Davis
Robert L. Davis
Executive Vice President and Corporate Counsel